UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Copano Energy, L.L.C.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

2727 Allen Parkway, Suite 1200
Houston, Texas 77019
(713) 621-9547 FAX (713) 621-9545

October 11, 2005

Dear Unitholder:

Proxy material for the October 27, 2005 Special Meeting of Unitholders of Copano Energy, L.L.C. was mailed to you on September 22, 2005. According to our records, your proxy card for this meeting has not yet been received. Regardless of the number of units you own, it is important that they are represented and voted at the meeting.

Since the time is short, we urge you to sign, date and mail the enclosed proxy in the return envelope promptly. Your interest and participation in the affairs of the Company is greatly appreciated.

Thank you for your continued support.

Very truly yours,

John R. Eckel, Jr.
Chairman and
Chief Executive Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY, PLEASE ACCEPT OUR
THANKS AND DISREGARD THIS REQUEST.